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                                                                   EXHIBIT 10.25

                                PROMISSORY NOTE
                                ---------------


Loan Amount:  $9,500,000                            Note Date: February 13, 1998


     FOR VALUE RECEIVED, MERKERT ENTERPRISES, INC., a Massachusetts corporation (together with its permitted successors and assigns, "Owner"), hereby promises
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to pay to the order of CORPORATE REAL ESTATE CAPITAL, LLC, a Delaware limited liability company, its successors and assigns ("Lender"), or order, the
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principal sum of NINE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS
($9,500,000) and all other amounts advanced by Lender to or on behalf of Owner pursuant to the Indenture (as hereinafter defined) or any other Loan Document (collectively, as such amount may be reduced from time to time as the result of the payment or prepayment thereof, the "Principal Amount") and interest thereon
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from the date hereof until the Maturity Date (as defined below), at the rate of eight and 563/1000 percent (8.563%) per annum (the "Fixed Rate"), plus interest
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on any overdue principal, interest and Make-Whole Premium (as defined in the
Indenture), if any, at the lesser of the Default Rate (as defined in the Indenture) or the Maximum Rate as set forth below. All computations of interest shall be calculated on a 360-day year based on twelve 30-day months except that the initial installment of interest only shall be based on actual number of days elapsed. In addition, Owner agrees to pay to Lender a late payment charge of five percent (5%) (the "Late Charge") of any principal or interest payment made
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more than five (5) business days after the due date thereof, which Late Charge shall be due with any such late payment.

     Owner shall pay installments (each a "Debt Service Payment") of interest
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only and of principal and interest on this Note, which installments shall be payable on the dates specified herein (each such date a "Payment Date")
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commencing on the Closing Date of the Loan and thereafter on the first day of each month, commencing April 1, 1998 (the "First Payment Date") and ending March
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1, 2018 (the "Maturity Date"), as follows:
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          (i)  in an initial installment of interest only in the amount of the interest accruing on the Principal Amount from the date hereof to March 1, 1998, payable on the Closing Date of the Loan; and

          (ii) in installments consisting of principal and interest combined in the amounts set forth on Schedule 1 hereto, payable on the first day of
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     each successive month commencing on April 1, 1998 through and including the
     Maturity Date; provided, however, that the payment due on the Maturity Date
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     shall be in the amount necessary to
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     pay all of the remaining unpaid Principal Amount and unpaid accrued interest on this Note, and provided, further, however that upon partial
                                --------------------------
     prepayment of this Note Schedule 1 hereto shall be revised to reamortize
                             ----------
     the Debt Service Payments so that each Debt Service Payment due after such partial prepayment shall each be reduced by an amount equal to the product of such Debt Service Payment times a fraction, the numerator of which equals the principal amount being prepaid and the denominator of which equals the entire principal amount outstanding hereunder at the time of determination prior to giving effect to such prepayment. Such reamortization shall reflect payments on the same Payment Dates and at the same interest rate set forth in the original schedule.

     Owner shall make all payments hereunder, without any counterclaims, setoff or deduction whatsoever, in lawful money of the United States and in immediately available funds by wire transfer at such place as Lender may designate in writing to Owner from time to time.

     This Note evidences a loan (the "Loan") made by Lender to Owner pursuant to
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that certain Loan Agreement, dated as of the date hereof (together with all supplements and amendments thereto, the "Loan Agreement"), between Lender and
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Owner.  This Note is secured by that certain Indenture of Mortgage, Deed of
Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Rents and Leases, of even date herewith (together with all supplements and amendments thereto, the "Indenture") from Owner, as mortgagor, in favor of
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Lender.  The Indenture is incorporated herein by reference and this Note is subject to the provisions of, and entitled to the benefits of, the Indenture, including, without limitation, the provisions regarding the Default Rate, Make-Whole Premium, if any, and restrictions on and requirements for prepayment, defeasance and rights of acceleration. Capitalized terms used herein have the meanings assigned to those terms in the Indenture unless otherwise defined herein.

     Should the indebtedness represented by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceeding, or should this Note be placed in the hands of attorneys for collection after default, the Owner agrees to pay, in addition to the principal, Make-Whole Premium, if any, interest due and payable hereon and any other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses (including those incurred in connection with any appeal).

     Owner and all endorsers and guarantors of this Note hereby waive presentment, demand, notice, protest, stay of execution, and all other defenses to payment generally, assent to the terms hereof, and agree that any renewal, extension, or postponement of the time for payment or any other indulgence or any substitution, exchange, or release of collateral or the additional release of any Person or entity primarily or secondarily liable, may be affected without notice to and
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without releasing Owner, any endorser or any guarantor from any liability hereunder or under any related guaranty.

     The parties hereto intend to conform to and contract in strict conformance with all applicable usury laws. The provisions of this Note, the Indenture and of all agreements between Owner and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of prepayment, late payment, default, demand for payment, acceleration of the maturity of this Note or otherwise, shall the amount contracted for, charged, paid or agreed to be paid to Lender for the use, forbearance or detention of money to be loaned under this Note or otherwise exceed the maximum amount permissible under applicable law (the "Maximum Rate"). If, from any circumstance whatsoever, performance or
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fulfillment of any provision hereof, of the Indenture or of any of the other
Loan Documents or of any agreement between Owner and Lender shall, at the time of the execution and delivery thereof or at the time performance of such provision shall be due, involve or purport to require any payment in excess of the limits prescribed by law, the obligation to be performed or fulfilled shall be reduced automatically to the limit of such validity without the necessity of execution of any amendment or new document. If, from any circumstance whatsoever, Lender shall ever receive anything of value deemed interest under applicable law which would exceed interest at the Maximum Rate, an amount equal to any amount which would have been excessive interest shall be applied to the reduction of the outstanding principal balance of this Note in the inverse order of its maturity and not to the payment of interest, or if such amount which would have been excessive interest exceeds the outstanding principal balance of this Note, such excess shall be refunded to Owner. All sums contracted for, charged, paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness of Owner to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the Maximum Rate. The provisions of this paragraph shall control all existing and future agreements between Owner and Lender.

     Owner shall pay all fees and expenses of Lender as provided in the Indenture. This Note shall be governed by and construed in accordance with the laws of the State in which the Mortgaged Property is located without reference to conflicts of law rules.
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     IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date and year first above written.

                              MERKERT ENTERPRISES, INC.



                              By: /s/ Sidney D. Rogers, Jr.
                                  -------------------------
                                  Name: SIDNEY D. ROGERS, JR.
                                  Title: V.P.